Exhibit 99.1

News Release

Ashland reports preliminary financial results1 for second quarter of fiscal year 2021

•	Sales of $598 million, down two percent from the prior-year quarter
•	Net income of $41 million, or $0.66 per diluted share
•	Income from continuing operations of $43 million, or $0.69 per diluted share
•	Adjusted income from continuing operations excluding intangibles amortization expense of $64 million, or $1.05 per diluted share
•	Adjusted EBITDA of $134 million
•	Cash flows provided by operating activities of $64 million; free cash flows of $40 million

WILMINGTON, Del., April 28, 2021 – Ashland Global Holdings Inc. (NYSE: ASH) today announced preliminary1 financial results for the second quarter of fiscal year 2021, which ended March 31, 2021. The global specialty materials company serves customers in a wide range of consumer and industrial markets.

Ashland’s financial results during the quarter reflected execution of the company’s strategy, the benefit of continued cost reduction and improving industrial demand. Results were negatively impacted by the weather-related events in the U.S. Gulf Coast and changing consumer habits as the global pandemic has persisted. Sales were approximately $598 million, down two percent compared to the prior-year period, reflecting the combined effect of these dynamics.

Net income was $41 million compared to a net loss of $582 million in the prior-year quarter which included the impact of a non-cash goodwill impairment charge. Income from continuing operations was $43 million compared to a loss of $575 million in the prior-year quarter, or $0.69 per diluted share compared to a loss of $9.48 in the prior-year quarter. Adjusted income from continuing operations excluding intangibles amortization expense was $64 million compared to $69 million in the prior-year quarter, or $1.05 per diluted share, down from $1.12 in the prior-year quarter. Adjusted EBITDA was $134 million, down from $142 million in the prior-year quarter, driven primarily by weather-related impacts following the winter storms in the U.S. Gulf Coast and higher-than-expected environmental reserves.

Ashland’s two Texas-based facilities were shut down during the quarter for a period following the winter storms in the U.S. Gulf Coast. Weather-related impacts during the quarter totaled approximately $11 million, comprised primarily of lost cost absorption, repair costs and increased freight costs. Unrelated to the winter storms, the company also incurred higher-than-expected environmental reserves of approximately $4 million.

Cash flows provided by operating activities totaled $64 million compared to $47 million in the prior-year quarter. Free cash flows totaled $40 million compared to $10 million in the prior-year quarter.

“Absent the weather-related impacts, all of Ashland’s business units performed as expected during the quarter,” said Guillermo Novo, chairman and chief executive officer, Ashland. “The industrial businesses continued to gain further momentum as demand in those end markets accelerated. The Life Sciences segment saw continued strength in demand in the pharma and nutraceutical end markets, while the Personal Care and Household segment continued to experience the same consumer-driven impacts that have persisted during the global pandemic.”

“I am pleased with the progress our team has made executing our strategy, especially in the context of a difficult operating environment,” continued Novo. “The persistence of the global pandemic-impacted consumer behavior and the winter storms in the U.S. Gulf Coast are realities we faced during the quarter. For the full fiscal year, we expect to recover a portion of the lost cost absorption as the impacted plants work to make up for some of the lost production during the quarter. Overall, our expectations for Ashland’s full year results have not changed. I look forward to sharing additional thoughts on our plans and the progress we have made during our earnings call tomorrow morning.”

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA and adjusted EBITDA are reconciled to operating income in Table 4. Free cash flow and adjusted operating income are reconciled in Table 6 and adjusted income from continuing operations, adjusted diluted earnings per share and adjusted diluted earnings per share excluding intangible amortization expense are reconciled in Table 7 of this news release. These adjusted results are considered non-GAAP financial measures.  For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Consumer Specialties

Sales were $322 million, down six percent from the prior-year quarter. Pharma sales were nearly flat with the strong prior-year period, while nutraceuticals sales reflected an improved demand environment. Sales in Personal Care and Household were down compared to the prior year due primarily to the exit of low-margin products and changing global consumer behavior for styling, grooming and oral-care during the global pandemic. Foreign currency favorably impacted sales by three percent.

Operating income was $54 million, compared to a loss of $300 million in the prior-year quarter which included the impact of the non-cash goodwill impairment charge. Adjusted EBITDA was $88 million, down three percent from the prior-year quarter, reflecting the $11 million weather-related impact of the U.S. Gulf Coast winter storms.

Industrial Specialties

Sales were $246 million, up three percent from the prior-year quarter. Continued strong demand for architectural coatings and adhesives applications was partially offset by weak energy markets in the U.S. and lower construction additive sales following the labor strike at the Doel, Belgium facility. Foreign currency favorably impacted sales by three percent.

Operating income was $38 million, compared to a loss of $145 million in the prior-year quarter which included the impact of the non-cash goodwill impairment charge. Adjusted EBITDA was $62 million, up 17% from the prior-year quarter, driven by favorable mix and SARD expenses.

Intermediates & Solvents

Sales were $37 million, consistent with the prior-year quarter, as higher merchant sales offset lower internal sales following the winter storms in the U.S. Gulf Coast.

Operating income was $3 million, up from an operating loss of $2 million in the prior-year quarter. Adjusted EBITDA was $7 million, up from $5 million in the prior-year quarter.

Unallocated & Other

Unallocated and Other expense was $24 million, compared to $21 million in the prior-year quarter. Adjusted Unallocated and Other expense was $23 million, compared to an expense of $7 million in the prior-year quarter, primarily due to higher legacy environmental costs and favorable one-time income items recorded during the prior year.

Conference Call Webcast

Ashland will host a live webcast of its first-quarter conference call with securities analysts at 10:00 a.m. ET on Thursday, April 29, 2021. The webcast will be accessible through Ashland’s website at

http://investor.ashland.com and will include a slide presentation. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months on http://investor.ashland.com.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 7 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends.  Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 7 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above.  These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income.  As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metric enables Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow includes the impact of capital expenditures from continuing operations, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock.  Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

Adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier specialty materials company with a conscious and proactive mindset for sustainability. The company serves customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 4,200 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and ashland.com/sustainability  to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the U.S. Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition, and expected effects of the COVID-19 pandemic on Ashland’s business, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public-health crises (including the current COVID-19 pandemic), cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-Q is filed with the U.S. Securities and Exchange Commission.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:Media Relations:

Seth A. MrozekCarolmarie C. Brown

+1 (302) 594-5010+1 (302) 995-3158

samrozek@ashland.com ccbrown@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended		Six months ended
	March 31		March 31
	2021	2020	2021	2020

Sales	$598	$610	$1,149	$1,143
Cost of sales	407	413	781	793
GROSS PROFIT	191	197	368	350
Selling, general and administrative expense	84	103	190	202
Research and development expense	14	18	29	34
Intangibles amortization expense	22	21	43	42
Equity and other income	-	7	6	7
Goodwill impairment	-	530	-	530
OPERATING INCOME (LOSS)	71	(468)	112	(451)
Net interest and other expense	23	117	17	127
Net income (loss) on acquisitions and divestitures	(5)	-	9	3
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	43	(585)	104	(575)
Income tax expense (benefit)	-	(10)	-	(34)
INCOME (LOSS) FROM CONTINUING OPERATIONS	43	(575)	104	(541)
Loss from discontinued operations (net of income taxes)	(2)	(7)	(7)	(9)
NET INCOME (LOSS)	$41	$(582)	$97	$(550)

DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations	$0.69	$(9.48)	$1.69	$(8.93)
Income (loss) from discontinued operations	(0.03)	(0.13)	(0.12)	(0.15)
Net income (loss)	$0.66	$(9.61)	$1.57	$(9.08)

AVERAGE DILUTED COMMON SHARES OUTSTANDING (a)	62	61	62	61

SALES
Life Sciences	185	184	355	340
Personal Care and Household	137	159	262	296
Consumer Specialties	322	343	617	636
Specialty Additives	158	155	305	294
Performance Adhesives	88	85	173	159
Industrial Specialties	246	240	478	453
Intermediates & Solvents	37	37	69	64
Intersegment Sales	(7)	(10)	(15)	(10)
	$598	$610	$1,149	$1,143

OPERATING INCOME (LOSS)
Life Sciences	35	36	64	58
Personal Care and Household	19	(336)	33	(326)
Consumer Specialties	54	(300)	97	(268)
Specialty Additives	19	(161)	21	(152)
Performance Adhesives	19	16	39	27
Industrial Specialties	38	(145)	60	(125)
Intermediates & Solvents	3	(2)	5	(14)
Unallocated and other	(24)	(21)	(50)	(44)
	$71	$(468)	$112	$(451)

(a)

As a result of the loss from continuing operations for the three and six months ending March 31, 2020, the effect of the share-based awards convertible to common shares would be anti-dilutive. In accordance with U.S. GAAP, these shares have been excluded from the diluted earnings per share calculation for the applicable periods.

Ashland Global Holdings Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	March 31	September 30
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$373	$454
Accounts receivable	447	471
Inventories	512	529
Other assets	86	87
Held for sale	-	6
Total current assets	1,418	1,547

Noncurrent assets
Property, plant and equipment
Cost	3,307	3,265
Accumulated depreciation	1,775	1,700
Net property, plant and equipment	1,532	1,565

Goodwill	1,760	1,758
Intangibles	971	1,013
Operating lease assets, net	132	137
Restricted investments	302	301
Asbestos insurance receivable	128	136
Deferred income taxes	26	26
Other assets	395	394
Total noncurrent assets	5,246	5,330

Total assets	$6,664	$6,877

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$85	$280
Current portion of long-term debt	3	-
Trade and other payables	217	233
Accrued expenses and other liabilities	241	277
Current operating lease obligations	23	23
Total current liabilities	569	813

Noncurrent liabilities
Long-term debt	1,571	1,573
Asbestos litigation reserve	489	513
Deferred income taxes	229	229
Employee benefit obligations	152	157
Operating lease obligations	119	124
Other liabilities	421	432
Total noncurrent liabilities	2,981	3,028

Stockholders' equity	3,114	3,036

Total liabilities and stockholders' equity	$6,664	$6,877

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended		Six months ended
	March 31		March 31
	2021	2020	2021	2020
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income (loss)	$41	$(582)	$97	$(550)
(Income) loss from discontinued operations (net of taxes)	2	7	7	9
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	62	61	124	122
Original issue discount and debt issuance cost amortization	1	10	3	12
Deferred income taxes	(6)	(16)	(12)	(28)
Gain from sales of property and equipment	-	-	(3)	-
Distributions from equity affiliates	1	-	1	-
Stock based compensation expense	4	4	8	8
Excess tax benefit on stock based compensation	1	1	1	1
Loss on early retirement of debt	-	59	-	59
(Income) loss from restricted investments	4	29	(19)	16
(Income) loss on acquisitions and divestitures	4	-	(11)	-
Impairments	-	530	9	530
Pension contributions	(2)	(2)	(4)	(3)
Change in operating assets and liabilities (a)	(48)	(54)	(31)	(163)
Total cash flows provided by operating activities from continuing operations	64	47	170	13
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(24)	(37)	(55)	(66)
Proceeds from disposal of property, plant and equipment	-	-	5	-
Proceeds from sale or restructuring of operations	-	-	14	-
Company-owned life insurance payments	(1)	-	(1)	-
Net purchase of funds restricted for specific transactions	-	(1)	(1)	(2)
Reimbursements from restricted investments	10	9	18	19
Proceeds from sale of securities	5	6	47	10
Purchases of securities	(5)	(6)	(47)	(10)
Total cash flows used by investing activities from continuing operations	(15)	(29)	(20)	(49)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from issuance of long-term debt	-	804	-	804
Repayment of long-term debt	-	(767)	-	(767)
Proceeds from (repayment of) short-term debt	(8)	292	(195)	306
Premium on long-term debt repayment	-	(59)	-	(59)
Debt issuance costs	-	(11)	-	(11)
Cash dividends paid	(17)	(17)	(33)	(33)
Stock based compensation employee withholding taxes paid in cash	(2)	(1)	(5)	(6)
Total cash flows provided (used) by financing activities from continuing operations	(27)	241	(233)	234
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	22	259	(83)	198
Cash provided (used) by discontinued operations
Operating cash flows	21	(62)	7	(79)
Investing cash flows	(6)	(1)	(9)	1
Effect of currency exchange rate changes on cash and cash equivalents	1	-	4	1
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	38	196	(81)	121
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	335	157	454	232
CASH AND CASH EQUIVALENTS - END OF PERIOD	$373	$353	$373	$353

DEPRECIATION AND AMORTIZATION
Life Sciences	15	15	31	30
Personal Care and Household	19	19	38	38
Consumer Specialties	34	34	69	68
Specialty Additives	21	20	42	40
Performance Adhesives	3	4	6	7
Industrial Specialties	24	24	48	47
Intermediates & Solvents	4	3	7	7
Unallocated and other	-	-	-	-
	$62	$61	$124	$122
(a)	Excludes changes resulting from operations acquired or sold.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4

	Three months ended
	March 31
Adjusted EBITDA - Ashland Global Holdings Inc.	2021	2020
Net income (loss)	$41	$(582)
Income tax expense (benefit)	-	(10)
Net interest and other expense	23	117
Depreciation and amortization	62	61
EBITDA	126	(414)
Loss from discontinued operations (net of taxes)	2	7
Net loss on acquisitions and divestitures key items (see Table 5)	5	-
Operating key items (see Table 5)	1	549
Adjusted EBITDA	$134	$142

Life Sciences
Operating income	$35	$36
Add:
Depreciation and amortization	15	15
Operating key items (see Table 5)	-	1
Adjusted EBITDA	$50	$52

Personal Care and Household
Operating income (loss)	$19	$(336)
Add:
Depreciation and amortization	19	19
Operating key items (see Table 5)	-	356
Adjusted EBITDA	$38	$39

Adjusted EBITDA - Consumer Specialties Total
Operating income (loss)	$54	$(300)
Add:
Depreciation and amortization	34	34
Operating key items (see Table 5)	-	357
Adjusted EBITDA	$88	$91

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4 (Continued)

	Three months ended
	March 31
	2021	2020
Specialty Additives
Operating income (loss)	$19	$(161)
Add:
Depreciation and amortization	21	20
Operating key items (see Table 5)	-	174
Adjusted EBITDA	$40	$33

Performance Adhesives
Operating income	$19	$16
Add:
Depreciation and amortization	3	4
Adjusted EBITDA	$22	$20

Adjusted EBITDA - Industrial Specialties Total
Operating income (loss)	$38	$(145)
Add:
Depreciation and amortization	24	24
Operating key items (see Table 5)	-	174
Adjusted EBITDA	$62	$53

Adjusted EBITDA - Intermediates and Solvents
Operating income (loss)	$3	$(2)
Add:
Depreciation and amortization	4	3
Operating key items (see Table 5)	-	4
Adjusted EBITDA	$7	$5

Ashland Global Holdings Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 5

	Three Months Ended March 31, 2021
	Life Sciences	Personal Care and Household	Consumer Specialties	Specialty Additives	Performance Adhesives	Industrial Specialties	Intermediates and Solvents	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$-	$-	$-	$-	$-	$-	$-	$(1)	$(1)
All other operating income (loss)	35	19	54	19	19	38	3	(23)	72
Operating income (loss)	35	19	54	19	19	38	3	(24)	71

NET INTEREST AND OTHER EXPENSE
Key items								7	7
All other net interest and other expense (income)								16	16
								23	23

NET INCOME (LOSS) ON ACQUISITIONS AND DIVESTITURES
Key items								(5)	(5)

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)								2	2
Tax specific key items (b)								7	7
All other income tax expense (benefit)								(9)	(9)
								-	-
INCOME (LOSS) FROM CONTINUING OPERATIONS	$35	$19	$54	$19	$19	$38	$3	$(52)	$43

	Three Months Ended March 31, 2020
	Life Sciences	Personal Care and Household	Consumer Specialties	Specialty Additives	Performance Adhesives	Industrial Specialties	Intermediates and Solvents	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$(1)	$-	$(1)	$-	$-	$-	$-	$(14)	$(15)
Goodwill impairment	-	(356)	(356)	(174)	-	(174)	-	-	(530)
Inventory adjustment	-	-	-	-	-	-	(4)	-	(4)
All other operating income (loss)	37	20	57	13	16	29	2	(7)	81
Operating income (loss)	36	(336)	(300)	(161)	16	(145)	(2)	(21)	(468)

NET INTEREST AND OTHER EXPENSE
Key items								99	99
All other net interest and other expense								18	18
								117	117
INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)								(21)	(21)
Tax specific key items (b)								-	-
All other income tax expense (benefit)								11	11
								(10)	(10)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$36	$(336)	$(300)	$(161)	$16	$(145)	$(2)	$(128)	$(575)
(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  See Table 7 for additional information.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)	Table 6

	Three months ended		Six months ended
	March 31		March 31
Free cash flows (a)	2021	2020	2021	2020
Total cash flows provided by operating activities from continuing operations	$64	$47	$170	$13
Adjustments:
Additions to property, plant and equipment	(24)	(37)	(55)	(66)
Free cash flows (a) (b)	$40	$10	$115	$(53)

(a)	Free cash flow is defined as cash flows provided (used) by operating activities less additions to property, plant and equipment and other items Ashland has deemed non-operational (if applicable).
(b)

Includes $15 million and $7 million of restructuring payments for the three months ended March 31, 2021 and 2020, and $29 million and $13 million for the six months ended March 31, 2021 and 2020, respectively.

	Three months ended		Six months ended
	March 31		March 31
Adjusted operating income	2021	2020	2021	2020
Operating income (loss) (as reported)	$71	$(468)	$112	$(451)
Key items, before tax:
Restructuring, separation and other costs	1	15	13	22
Goodwill impairment	-	530	-	530
Inventory adjustments	-	4	-	4
Capital project impairment	-	-	9	-
Adjusted operating income (non-GAAP)	$72	$81	$134	$105

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2021	2020	2021	2020
Income (loss) from continuing operations (as reported)	$43	$(575)	$104	$(541)
Key items, before tax:
Restructuring, separation and other costs	1	15	13	22
Unrealized loss (gain) on securities	7	32	(11)	23
Goodwill impairment	-	530	-	530
Inventory adjustments	-	4	-	4
Accelerated amortization of debt issuance costs	-	8	-	8
Loss on early retirement of debt	-	59	-	59
Net loss (gain) on acquisitions and divestitures	5	-	(9)	-
Capital project impairment	-	-	9	-
Key items, before tax	13	648	2	646
Tax effect of key items (a)	(2)	(21)	2	(20)
Key items, after tax	11	627	4	626
Tax specific key items:
Restructuring and separation activity	-	-	(13)	-
Uncertain tax positions	(7)	-	(7)	-
Other tax reform related activity	-	-	-	(25)
Tax specific key items (b)	(7)	-	(20)	(25)
Total key items	4	627	(16)	601
Adjusted income from continuing operations (non-GAAP)	$47	$52	$88	$60
Amortization expense adjustment (net of tax) (c)	17	17	34	34
Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$64	$69	$122	$94

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-

Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

-	Uncertain tax positions: Includes the impact from the settlement of uncertain tax positions with various tax authorities.
-	Other tax reform: Includes the impact of other items related to the Tax Act and other tax law changes enacted during 2020.
(c)

Amortization expense adjustment (net of tax) tax rates were 21% and 20% for the three months ended March 31, 2021 and 2020 and 21% and 20% for the six months ended March 31, 2021 and 2020, respectively.

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7 (Continued)

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2021	2020	2021	2020
Diluted EPS from continuing operations (as reported)	$0.69	$(9.48)	$1.69	$(8.93)
Key items, before tax:
Restructuring, separation and other costs	0.02	0.23	0.21	0.35
Unrealized loss (gain) on securities	0.11	0.53	(0.18)	0.38
Goodwill impairment	-	8.75	-	8.75
Inventory adjustments	-	0.06	-	0.06
Accelerated amortization of debt issuance costs	-	0.13	-	0.13
Loss on early retirement of debt	-	0.97	-	0.97
Net loss (gain) on acquisitions and divestitures	0.08	-	(0.16)	-
Capital project impairment	-	-	0.16	-
Key items, before tax	0.21	10.67	0.03	10.64
Tax effect of key items (a)	(0.03)	(0.35)	0.03	(0.33)
Key items, after tax	0.18	10.32	0.06	10.31
Tax specific key items:
Restructuring and separation activity	-	-	(0.22)	-
Uncertain tax positions	(0.10)	-	(0.10)	-
Other tax reform related activity	-	-	-	(0.41)
Tax specific key items (b)	(0.10)	-	(0.32)	(0.41)
Total key items	0.08	10.32	(0.26)	9.90
Adjusted diluted EPS from continuing operations (non-GAAP)	$0.77	$0.84	$1.43	$0.97
Amortization expense adjustment (net of tax) (c)	0.28	0.28	0.55	0.56
Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$1.05	$1.12	$1.98	$1.53

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-

Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

-	Uncertain tax positions: Includes the impact from settlement of uncertain tax positions with various tax authorities.
-	Other tax reform: Includes the impact of other items related to the Tax Act and other tax law changes enacted during 2020.
(c)

Amortization expense adjustment (net of tax) tax rates were 21% and 20% for the three months ended March 31, 2021 and 2020 and 21% and 20% for the six months ended March 31, 2021 and 2020, respectively.